Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated March 17, 2014 (except for the first paragraph of Note 2, as to which the date is May 1, 2014), relating to the financial statements of Aldeyra Therapeutics, Inc. (formerly known as Aldexa Therapeutics, Inc.) which is contained in that Prospectus.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

May 1, 2014